UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2008

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, Sealy Corporation (the “Company”) announced that David J. McIlquham resigned as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  The Company also announced that Lawrence J. Rogers will become interim Chief Executive Officer and Paul Norris will become Non-Executive Chairman of the Board of Directors, effective immediately.

Mr. Rogers joined Sealy in 1979.  He has been President of Sealy North American since December 2006 and has also served as President of Sealy International as well as President of Sealy Canada.  Mr. Norris is a current Sealy Board Member and former Chairman and Chief Executive Officer of W.R. Grace & Co.  He is also a Senior Advisor at Kohlberg Kravis Roberts & Co. (“KKR”), Sealy’s largest shareholder.

Biographical and related party information for Messrs. Rogers and Norris is incorporated herein by reference to the information presented in the Company’s Annual Report on Form 10-K for the year ended December 2, 2007 filed with the U.S. Securities and Exchange Commission on January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

/s/ Kenneth L. Walker
Date: March 14, 2008

	By:	Kenneth L. Walker
	Its:	Senior Vice President and General Counsel